Exhibit 99

KPMG
150 Fayetteville Street Mall
Suite 1200
Post Office Box 29543
Raleigh, NC 27626-0543

March 21, 2000

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for Centura Banks, Inc. and subsidiaries ("Centura") and, under the date of January 11, 2000, we reported on the consolidated financial statements of Centura as of and for the years ended December 31, 1999 and 1998. On December 20, 1999, we were notified that Centura had selected PricewaterhouseCoopers LLP as its independent public accountants for the year 2000 and that upon completion of the audit of the 1999 financial statements our services as Centura's independent accountants would no longer be required. We have read Centura's statements included under Item 4 of its Form 8-K dated March 17, 2000 and we agree with such statements, except that we are not in a position to agree or disagree with the statement that Centura is retaining PricewaterhouseCoopers LLP as its independent accountants.

Very truly yours,

/s/ KPMG